EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of _____ ___, 1998, by and between Programmer's Paradise, Inc., a Delaware corporation with offices at 1163 Shrewsbury Avenue, Shrewsbury, New Jersey 07702-4321 (the"Corporation"), and Peter Lorenz, an individual residing at 16540 Southwest 84th Avenue, Miami, Florida 33157 (the "Executive").

                              W I T N E S S E T H:

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. Employment. The Corporation hereby agrees to employ the Executive in an executive capacity, and the Executive hereby accepts and agrees to such employment, upon the terms and conditions hereinafter set forth.

     2. Term. The term of the Executive's employment under this Agreement shall commence as of December 1, 1998 (the "Effective Date") and shall continue until the close of business on December 31, 1999, and shall automatically be renewed on the same terms and conditions for successive additional terms of twelve (12) months unless terminated by either party upon written notice to the other not less than thirty (30) days prior to the expiration of the initial twelve-month term or of any twelve-month renewal term thereafter (the initial term and, if the period of employment is so renewed, such additional period or periods of employment are collectively referred as the "Term"), unless sooner terminated as provided elsewhere in this Agreement.

     3. Duties and Services. (a) The Executive agrees to serve the Corporation as an Executive Vice President of the Corporation and shall also serve such of its subsidiaries and affiliated companies as may be designated by the Corporation, faithfully, diligently and to the best of his ability, subject to and under the direction and control of the Board of Directors of the Corporation, the President of the Corporation and their authorized designees, devoting his entire business time, energy and skill to such employment, and to perform from time to time such executive services, advisory or otherwise, as the Board of Directors, the President of the Corporation or their authorized designee shall request, and to act in such capacities or other offices for the Corporation and for any of its subsidiary or affiliated companies as the Board of Directors, the President of the Corporation or their authorized designee shall request without further compensation other than that for which provision is made in this Agreement. The Executive shall be primarily responsible for German operations and all corporate sales in the United States.

          (b) The principal place of employment of the Executive shall be at the corporate offices of the Corporation in Shrewsbury, New Jersey, or such other new offices of the Corporation as shall be determined by the Board of Directors, provided that any such new office will not be located at a place which would significantly extend the commuting or travelling time of the




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Executive  beyond a  reasonable  amount of time  unless  the  Corporation  shall relocate the Executive and his wife. Any such relocation shall be at the expense of the Corporation. The Executive's responsibilities to the Corporation shall require the Executive to spend at least four days a week at such corporate offices. It is understood, however, that in connection with his duties under this Agreement, the Executive may be required to travel to and perform services at other locations on a more temporary basis.

          (c) The Executive shall relocate from Europe to Miami, Florida, and shall rent housing in New Jersey within a reasonable commuting distance from the corporate offices of the Corporation.

     4. Compensation. (a) The Corporation agrees to pay to the Executive, and the Executive agrees to accept, a basic salary for all his services (the "Salary") at the rate of $190,000 per annum, payable from the U.S. corporate office of the Corporation in accordance with the Corporation's standard payroll policies from time to time.

          (b)  The  Corporation  agrees  to pay  the  Executive  from  the  U.S.
corporate offices of the Corporation a bonus in accordance with the bonus program set forth on Schedule A hereto, with a base bonus of $50,000.

     5. Employee Benefits. (a) The Corporation shall reimburse the Executive for the reasonable business expenses incurred by him for or on behalf of the Corporation in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the Corporation from the Executive of such an expense statements and such vouchers and other reasonable verifications as the Corporation shall require to satisfactorily evidence such expenses, and shall also be subject to such policies as the Corporation shall establish from time to time (except that international air travel by the Executive may be by business class).

          (b) The Executive shall be entitled to participate, in accordance with the terms thereof, in employee benefit plans and programs maintained for the U.S. executives of the Corporation, including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or programs. The foregoing shall not be construed to require the Corporation to establish any such plans or programs, or to prevent the Corporation from modifying or terminating any such plans or programs once established. Without limiting the foregoing, the Executive shall resign from the health plans maintained by International Software Partners GmbH and enroll in a U.S. health care plan maintained by the Corporation.

          (c) The Executive shall be entitled to six (6) weeks of vacation each employment year during the term of this Agreement, taken consecutively or in segments, subject to the effective discharge of the duties of the Executive hereunder.

          (d) During the term of the Executive's employment hereunder, the Corporation shall afford the Executive the use of a Mercedes 300 or similar automobile, chosen by the Executive and reasonably satisfactory to the Corporation.


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          (e) In connection  with the relocation of the Executive from Europe to
Miami, Florida, and the maintenance by the Executive of local housing in New Jersey, it is agreed as follows:

               (i) the Corporation shall pay or reimburse the Executive for up to 50% of the cost of moving the Executive's household goods and personal effects from his current residence in Europe to his new residence in Miami, Florida, up to a maximum of $10,000;

               (ii) the Corporation shall provide the Executive, for use in his new home in Miami, Florida, with a telephone and fax machine (which may be combined), and miscellaneous office supplies, it being understood that the Corporation shall not absorb the cost of a full home office, and that all of such equipment and supplies provided or paid for by the Corporation shall remain the property of the Corporation;

               (iii) the Corporation shall provide or reimburse the Executive for regular round-trip air fare or tickets between New York and Miami airports on a weekly basis, so as to enable the Executive to be at his Miami residence the balance of each work week; it being understood that the expenses of ground transportation to and from such airports shall be the responsibility of the Executive;

               (iv) the Corporation shall pay or reimburse the Executive for the rent expense for the Executive's local housing in New Jersey, which is to be in the range of $1,000 to $1,500 per month; and

               (v) the Corporation shall pay or reimburse the Executive for the fees and expenses of counsel satisfactory to the Corporation in connection with the Executive obtaining the requisite work permit (L-1), up to a maximum of $5,000.

     6. Termination. (a) Notwithstanding anything to the contrary contained herein, the Executive's employment with the Corporation, as well as the Executive's right to any compensation which thereafter otherwise would accrue to him hereunder or in connection therewith, shall terminate upon the earliest to occur of the following events:

               (i) the death or disability (as defined below) of the Executive,

               (ii) the expiration of the Term of this Agreement,

               (iii) the Executive's termination of such employment, or

               (iv) upon delivery of written notice, with or without "cause" (as defined below), to the Executive from the Corporation of such termination.

          (b) For the purpose of this Section 6, (i) the term "cause" is defined as (A) the commission by the Executive of a felony or an offense involving moral turpitude, the Executive's engaging in theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar


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acts of  misconduct  with  respect to the  property  of the  Corporation  or its
employees,   stockholders,   affiliates,   customers,  licensees,  licensors  or
suppliers, (B) the repeated failure by the Executive to perform his duties hereunder or comply with reasonable policies or directives of the Board of Directors or President of the Corporation, or (C) the breach of this Agreement or the Conditions of Employment by the Executive in any material respect, and
(ii) the Executive shall be deemed "disabled" if, at the Corporation's option, it gives notice to the Executive or his representative that due to a disabling mental or physical condition, he has been prevented, for a continuous period of 90 days during the Term or for an aggregate of 120 days during any six-month period during the Term, from substantially performing those duties which he was required to perform pursuant to the provisions of this Agreement prior to incurring such disability.

          (c) In the event of the termination by the Corporation of the employment of the Executive under this Agreement without "cause" in accordance with Section 6(a)(iv) above, the giving by the Corporation of notice of non-renewal of this Agreement pursuant to Section 2 or the voluntary resignation or retirement of the Executive, in addition to the Salary and other compensation (including cash bonuses) earned hereunder and unpaid or not delivered through the date of termination and any benefits referred to in Section 5(b) hereof in which the Executive has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted (without regard to such termination), the Corporation shall pay the Executive severance ("Severance") in an amount equal to his monthly Salary for nine (9) months from the date of termination. The Severance shall be paid to the Executive or his estate in nine consecutive, equal monthly installments of $15,833.33 each (subject to withholding), on the fifteenth day of each calendar month commencing during the month next following the month in which the Executive is no longer employed by the Corporation, and shall be in lieu of any other claim to severance or similar payments or benefits which the Executive may otherwise have or make. Without limiting any other rights or remedies which the Corporation may have, it is understood that the Corporation shall be under no further obligation to make any such Severance payments and shall be entitled to be reimbursed therefor by the Executive or his estate if the Executive violates any of the covenants set forth in the Conditions of Employment attached as Exhibit A hereto. In the event that the Severance shall become payable to the Executive, the Executive shall not be required, either in mitigation of damages or by the terms of any provisions of this Agreement or otherwise, to seek or accept other employment, and if the Executive does accept other employment, any benefits or payments under this Agreement shall not be reduced by any compensation earned or other benefits received as a result of such employment.

     7. Deductions and Withholding. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement all federal, state, local and/or other taxes which are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

     8. Non-Solicitation, Restrictive Covenants, Confidentiality and Injunctive Relief. (a) The Executive shall execute and deliver to and for the benefit of the Corporation, the Conditions of Employment attached as Exhibit A hereto, pertaining, among other matters, to proprietary information, confidentiality obligations, and non-competition obligations, the provisions


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of which shall be deemed incorporated herein by reference as if set forth herein
(the "Conditions of Employment").

          (b) The provisions of this Section 8 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor, including under circumstances in which the Executive continues thereafter in the employ of the Corporation.

     9. Warranty. The Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking his position as an executive of the Corporation and complying with his obligations in accordance with the terms and conditions of this Agreement and the Conditions of Employment.

     10. Insurance. The Executive agrees that the Corporation may from time to time and for the Corporation's own benefit apply for and take out life insurance covering the Executive, either independently or together with others, in any amount and form which the Corporation may deem to be in its best interests. The Corporation shall own all rights in such insurance and in the cash values and proceeds thereof and the Executive shall not have any right, title or interest therein. The Executive agrees to assist the Corporation, at the Corporation's expense, in obtaining any such insurance by, among things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required. Nothing contained in this Section 10 shall be construed as a limitation on the Executive's right to procure any life insurance for his own personal needs.

     11. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier service, in the case of the Executive at his current address as set forth in the Corporation's records, and in the case of the Corporation, at it address set forth above.

     12. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Executive, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

     13. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify


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such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.

     15. Complete Understanding; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                                   PROGRAMMER'S PARADISE, INC.

                                                   By:
                                                      --------------------------


                                                   -----------------------------
                                                   Peter Lorenz
















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